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                                                                   Exhibit 10.12


                              EMPLOYMENT AGREEMENT


                  This Employment Agreement ("Agreement") is dated as of April 23, 1996, between Meade Instruments Corp., a California corporation ("Company"), and Joseph A. Gordon, Jr. ("Executive").
In consideration of the mutual covenants and agreements set forth herein, including the Company's agreement to pay severance benefits in certain events, the parties hereto agree as follows.


                                    ARTICLE I

                                   EMPLOYMENT

                  The Company hereby employs Executive and Executive accepts employment with the Company upon the terms and conditions herein set forth.

                  1.1 Employment. The Company hereby employs Executive, and Executive agrees to serve as the Company's Vice President of North American Sales during the term of this Agreement, and shall perform the duties commensurate with such position. Executive agrees to devote substantially his full business time and attention and best efforts to the affairs of the Company during the term of this Agreement.

                  1.2 Term. The employment of Executive by the Company under the terms and conditions of this Agreement will commence as of the date hereof and will continue for a period of one (1) year unless terminated earlier under
Article IV. The term of the Agreement shall be extended on a daily basis such that the remaining term of this Agreement shall at all times be one (1) full year.

                                   ARTICLE II

                                  COMPENSATION

                  2.1 Annual Salary. During the employment of Executive, the Company shall pay to Executive a base salary at the annual rate of $125,000 (the "Base Salary"). The Base Salary shall be payable in substantially equal semi-monthly installments. The Base Salary shall be reviewed annually by the Company's Board of Directors.

                  2.2 Reimbursement of Expenses. Executive shall be entitled to receive prompt reimbursement of all reasonable expenses incurred by Executive in performing services hereunder, including all expenses of travel, entertainment and living expenses while away from home on business at the request of, or in the service of, the Company, provided that such expenses are submitted to the Company within a reasonable period of time after incurrence and are accounted for in accordance with the policies and procedures established by the Company.




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                  2.3 Benefits. Executive shall be entitled to participate in and be covered by all health, insurance, pension and other employee plans and benefits currently established for the employees of the Company (collectively referred to as the "Company Benefit Plans") on at least the same terms as other employees of the Company, subject to meeting applicable eligibility requirements.

                  2.4 Vacations and Holidays. During Executive's employment with the Company, Executive shall be entitled to an annual vacation leave of three
(3) weeks at full pay, or such greater vacation benefits as may be provided for by the Company's vacation policies applicable to senior executives. Executive shall be entitled to such holidays as are established by the Company for all employees.

                                   ARTICLE III

                        CONFIDENTIALITY AND NONDISCLOSURE

                  3.1 Confidentiality. Executive will not during Executive's employment by the Company or thereafter at any time disclose, directly or indirectly, to any person or entity or use for Executive's own benefit any trade secrets or confidential information relating to the Company's business operations, marketing data, business plans, strategies, employees, negotiations and contracts with other companies, or any other subject matter pertaining to the business of the Company or any of its clients, customers, consultants, or licensees, known, learned, or acquired by Executive during the period of Executive's employment by the Company (collectively "Confidential Information"), except as may be necessary in the ordinary course of performing Executive's particular duties as an employee of the Company.

                  3.2 Return of Confidential Material. Executive shall promptly deliver to the Company on termination of Executive's employment with the Company, whether or not for Cause and whatever the reason, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints, Confidential Information and any other documents of a confidential nature belonging to the Company, including all copies of such materials which Executive may then possess or have under Executive's control. Upon termination of Executive's employment by the Company, Executive shall not take any document, data, or other material of any nature containing or pertaining to the proprietary information of the Company. Upon the request of the Company, Executive shall certify, in writing to the Company, his compliance with the provisions of this Section 3.2.

                  3.3 Prohibition on Solicitation of Customers. During the term of Executive's employment with the Company and for a period of one (1) year thereafter Executive shall not, directly or indirectly, either for Executive or for any other person or entity, solicit any person or entity to terminate such person's




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or entity's contractual and/or business relationship with the Company, nor shall
Executive interfere with or disrupt or attempt to interfere with or disrupt any such relationship. None of the foregoing shall be deemed a waiver of any and all rights and remedies the Company may have under applicable law.

                  3.4 Prohibition on Solicitation of Employees, Agents or Independent Contractors After Termination. During the term of Executive's employment with the Company and for a period of one (l) year following the termination of Executive's employment with the Company, Executive will not solicit any of the employees, agents, or independent contractors of the Company to leave the employ of the Company for a competitive company or business. However, Executive may solicit any employee, agent or independent contractor who voluntarily terminates his or her employment with the Company after a period of 120 days has elapsed since the termination date of such employee, agent or independent contractor. None of the foregoing shall be deemed a waiver of any and all rights and remedies the Company may have under applicable law.

                  3.5 Agreement Not to Compete. During the term of Executive's employment with the Company and for so long as Executive receives any severance benefits provided under Section 4.5(b), the Executive agrees not to engage, directly or indirectly, in any business which is in competition with that of the Company or any of its affiliates in any jurisdiction in which the Company or any of its affiliates are doing business. For purposes of this Section 3.5, the Executive will be deemed to engage in any business by being a shareholder (other than holding less than one percent (1%) of the shares of any publicly-held corporation), director, officer, partner, member, governor, manager, employee, consultant, independent contractor or serving in any capacity similar to the foregoing on behalf of said business. A business in competition with the Company is a business which distributes products which are competitive with those products distributed or sold by the Company or its affiliates.

                  3.6 Right to Injunctive and Equitable Relief. Executive's obligations not to disclose or use Confidential Information and to refrain from the solicitations described in this Article III are of a special and unique character which gives them a peculiar value. The Company cannot be reasonably or adequately compensated for damages in an action at law in the event Executive breaches such obligations. Therefore, Executive expressly agrees that the Company shall be entitled to injunctive and other equitable relief without bond or other security in the event of such breach in addition to any other rights or remedies which the Company may possess or be entitled to pursue. Furthermore, the obligations of Executive and the rights and remedies of the Company under this Article III are cumulative and in addition to, and not in lieu of, any obligations, rights, or remedies created by applicable law.





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                  3.7 Survival of Obligations. Executive agrees that the terms of this Article III shall survive the term of this Agreement and the termination of Executive's employment by the Company.

                                   ARTICLE IV

                                   TERMINATION

                  4.1 For purposes of this Article IV, the following definitions shall apply to the terms set forth below:

                           (a) Board Change. "Board Change" shall mean the designation of the members of a majority of the Company's Board of Directors by Churchill ESOP Capital Partners , A Minnesota Limited Partnership ("CECP"), pursuant to Section 1(b)(ii) of that certain Shareholder Agreement dated as of the date hereof, by and among the Company, CECP, Joseph A. Gordon, Jr., Ron Ezra, John Diebel, individually and also acting as the trustee of the Diebel Living Trust, and Steven Murdock, individually and also acting as trustee of the Murdock 1986 Trust.

                           (b) Cause. "Cause" shall include the following:

                                    (i) the Executive's personal dishonesty or
                  willful misconduct;

                                    (ii) the Executive's breach of his fiduciary
                  duties to the Company;

                                    (iii) the Executive's willful violation and
                  conviction of any law, rule or regulation (other than traffic violations or similar offenses) or of any final cease and desist order issued by any financial institution regulatory authority against the Company; or

                                    (iv) the Executive's material breach of this
                  Agreement;

                                    (v) the Executive's willful and continuous
                  failure to devote substantially his full business time and attention and best efforts to the affairs of the Company; or

                                    (vi) the Executive's refusal after seven (7)
                  business days from a written request by the Board of Directors to take any action consistent with his position reasonably requested by the Board of Directors.

                           (c) Good Reason. "Good Reason" shall mean voluntary termination as a result of:





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                                    (i) the assignment to Executive of duties
                  substantially inconsistent with the position and status of Executive as set forth in this Agreement without Executive's prior written consent;

                                  (ii) a substantial alteration in the nature,
                  status or prestige of Executive's responsibilities or a change in Executive's title or reporting level from that set forth in this Agreement;

                                (iii) the relocation of the Company's executive
                  offices or principal business location to a point more than fifty (50) miles from the location of such offices or businesses as of the date of this Agreement; or

                                (iv) a reduction by the Company of Executive's
                  Base Salary.

                           (d) Disability. "Disability" shall mean a physical or mental incapacity as a result of which Executive becomes unable to continue the proper performance of his duties hereunder (reasonable absences because of sickness for up to three (3) consecutive months excepted); provided, however, that any new period of incapacity or absence shall be deemed to be part of a prior period of incapacity or absence if the prior period terminated within ninety (90) days of the beginning of the new period of incapacity or absence and the incapacity or absence is determined by the Company's Board of Directors, in good faith, to be related to the prior incapacity or absence. A determination of Disability shall be subject to the certification of a qualified medical doctor agreed to by the Company and Executive or in the event of Executive's incapacity to designate a doctor, Executive's legal representative. In the absence of agreement between the Company and Executive, each party shall nominate a qualified medical doctor and the two (2) doctors so nominated shall select a third doctor, who shall make the determination as to Disability. The effective date ("Effective Date") of Disability shall be the first date of Executive's incapacity or absence.

                  4.2 Termination by Company. The Company may terminate Executive's employment hereunder immediately for Cause, and the effective date ("Effective Date") of such termination shall be the date Executive receives written notice of termination for Cause. Subject to the other provisions contained in this Agreement, the Company may terminate this Agreement for any reason other than Cause upon thirty (30) days' written notice to Executive. The effective date of termination other than for Cause ("Effective Date") shall be considered to be thirty (30) days subsequent to written notice of termination; however, the Company may elect to have Executive leave the Company immediately.





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                  4.3 Termination by Executive. Executive may terminate his
employment hereunder upon thirty (30) days' written notice to the Company. The effective date of termination by the Executive ("Effective Date") shall be considered to be thirty (30) days subsequent to written notice of termination; however, the Company may elect to have Executive leave the Company immediately.

                  4.4 Death or Disability of Executive. Executive's employment hereunder shall terminate immediately upon the death or Disability of Executive.

                  4.5 Severance Benefits Received Upon Termination.

                           (a) If Executive's employment is terminated by the Company for Cause, Executive terminates this Agreement pursuant to
         Section 4.3 other than for Good Reason after a Board Change or the Executive dies, then the Company shall pay Executive his Base Salary through the Effective Date of such termination or the date of death, as applicable, plus credit for any vacation earned but not taken, and the Company shall thereafter have no further obligations to Executive under this Agreement.

                           (b) If Executive's employment is terminated by the Company without Cause, Executive terminates this Agreement for Good Reason after a Board Change or Executive's employment is terminated by the Company as a result of Disability, and provided Executive is not in breach of the provisions of Article III, then the Company shall provide
         Executive:

                                    (i) salary continuation in an amount equal
                  to Executive's then Base Salary for a period equal to the remainder of the term of this Agreement measured from the Effective Date of termination or Disability, as applicable, said sum to be paid semi-monthly in equal installments at the times salary payments are usually made; and

                                  (ii) health insurance coverage as then in
                  effect for Executive, his spouse and dependent children for a period equal to the remainder of the term of this Agreement, subject to any employee contribution provisions as defined in the Company Benefit Plans. Subsequent health insurance benefits will be in accordance with COBRA.

                                    ARTICLE V

                               GENERAL PROVISIONS

                  5.1 Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when




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delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

         If to the Company:                  Meade Instruments Corp.
                                             16542 Millikan Avenue
                                             Irvine, CA 92714
                                             Attn:  Chief Executive Officer

         If to Executive:                    1 Fair Elm
                                             Laguna Niguel, CA  92677


or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                  5.2 No Waivers. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

                  5.3 Beneficial Interests. This Agreement shall inure to the benefit of and be enforceable by Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there be no such designee, to Executive's estate.

                  5.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

                  5.5 Severability or Partial Invalidity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. The parties intend that the covenants and agreements, contained herein shall be deemed to be a series of separate covenants and agreements, one for each and every state of the United States and political subdivision outside of the United States where the business described is conducted. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in such action, then such unenforceable covenants shall be deemed eliminated from the provisions of this Agreement for the purpose of such proceeding to the extent necessary to permit the remaining covenants to be enforced in such proceeding. Further, in the event
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provision is held to be overbroad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and enforced as amended.

                  5.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  5.7 Legal Fees and Expenses. Should any party institute any action or proceeding to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with such action or proceeding.

                  5.8 Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations between the parties with respect to the subject matter hereof. This Agreement is intended by the parties as the final expression of their agreement with respect to such terms as are included in this Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence may be introduced in any judicial proceeding involving this Agreement.

                  5.9 Assignment. This Agreement and the rights, duties, and obligations hereunder may not be assigned or delegated by any party without the prior written consent of the other party and any attempted assignment or delegation without such prior written consent shall be void and be of no effect. Notwithstanding the foregoing provisions of this Section 5.9, the Company may assign or delegate its rights, duties, and obligations hereunder to any Affiliate or to any person or entity which succeeds to all or substantially all of the business of the Company through merger, consolidation, reorganization, or other business combination or by acquisition of all or substantially all of the assets of the Company.

                  5.10 Arbitration. Any controversy, dispute, claim or other matter in question arising out of or relating to this Agreement shall be settled, at the request of either party, by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof, subject to the following terms, conditions and exceptions:





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                           (a) Notice of the demand for arbitration shall be
filed in writing with the other party and with the AAA. There shall be a panel of three (3) arbitrators whose selection shall be made in accordance with the procedures then existing for the selection of such arbitrators by the AAA.

                           (b) Reasonable discovery shall be allowed in
arbitration.

                           (c) Except as otherwise provided in Section 5.7
hereof, the costs and fees of the arbitration shall be allocated by the arbitrators.

                           (d) The arbitrator shall not be authorized to award
punitive damages with respect to any claim, dispute or controversy.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            "Company"

                                            Meade Instruments Corp.
                                            a California corporation



                                            By: /s/ JOHN DIEBEL
                                               --------------------------------
                                               John Diebel
                                               Chief Executive Officer


                                            "Executive"


                                            /s/ JOSEPH A. GORDON, JR.
                                            -----------------------------------
                                            Joseph A. Gordon, Jr.





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